Exhibit 10.7(1)

FIRST AMENDMENT AND WAIVER TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This First Amendment and Waiver to Amended and Restated Loan and Security Agreement is entered into as of June 17, 2020 (the “Amendment”) by and among COMERICA BANK (“Bank”), LIMEADE, INC., a Washington corporation (“Limeade”) and LIMEADE TECHNOLOGIES CANADA INC., a Quebec corporation (“Technologies”; Limeade and Technologies are each a “Borrower” and collectively, the “Borrowers” provided that each reference to “Borrowed’ or “Borrowers” in this Agreement and the Loan Documents shall mean and refer to each Borrower, individually, and/or to all the Borrowers, collectively and in the aggregate, as determined by Bank as the context may require”).

RECITALS

A. Borrowers and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of May 10, 2019 (as the same may from time to time be amended, restated, modified or supplemented, the “Agreement”).

NOW, THEREFORE, the parties agree as follows:

1.Amendments
1.1    Clause (e) of the defined term “Permitted Investment’ set forth on Exhibit A to the Agreement is amended to read as follows:

“(e) Investments by Borrowers in Limeade GmbH in an aggregate amount not to exceed One Million Five Hundred Thousand Dollars ($l,500,000) in the aggregate in any fiscal year;”

1.2    Section 6.6 (Accounts). Section 6.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

“6.6 Accounts. Each Borrower shall maintain at all times all of its depository, operating and investment accounts in the United States with Bank and its Lockbox in the United States at Bank. Notwithstanding the foregoing, Borrowers may maintain accounts outside the United States provided that the aggregate amount maintained in all ace ts outside the United States held by all Borrowers and Subsidiaries (including Limeade GmbH), collectively, does not at any time exceed One Million Five Hundred Thousand Dollars ($1,500,000).”

1.3    Waiver. Borrowers acknowledge that there are existing and uncured Events of Default on account of(i) Borrowers’ failure to deliver a one month income statement and cash flow statement for the period ending December 31, 2018, and for the periods ending April 30, 2019 through October 31, 2019, (ii) the failure of Borrowers’ total assets to be equal to or exceed its total liabilities and equity on the balance sheet for the periods ending March 31, 2019 and April 30, 2019, and (iii) Borrowers’ failure to deliver a completed Compliance Certificate for the months ended June 30, 2019, August 31, 2019 and September 30, 2019 (collectively, the “Existing Defaults”). Provided that Borrowers comply with the terms and conditions of this Amendment and the Agreement after the date of this Amendment, Bank waives the Existing Defaults. Bank does not waive any failure to comply with the above-referenced Sections of the Agreement after the date of this Amendment and Bank does not waive any other failure by any Borrower to perform its Obligations under the Loan Documents at any time. This waiver is not a continuing waiver with respect to any failure to perform any Obligation, is specific as to content and time and shall not constitute a waiver of any other current or future default or breach of any covenants contained in the Agreement or the terms and conditions of any other documents signed by a Borrower in favor of Bank. The Bank may still exercise its rights or any other or further rights against Borrowers because of any other breach not waived.

2.Unless otherwise defined, all initially capitalized terns in this Amendment shall be as defined in the Agreement.

3.Bank and Borrower acknowledge that the Revolving Maturity Date of the Agreement was July 25, 2019 and that no Advances are outstanding under the Revolving Line. Notwithstanding tie foregoing, the Agreement, as amended by this Amendment, remains in full force and effect in accordance with its terms. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, or any other Loan Document, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of the Agreement and all agreements entered into in connection with the Agreement.

4.Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment (except to the extent such representations and warranties expressly relate to another date), and, except for the Existing Defaults, no Event of Default has occurred and is continuing.

5.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6.Sections I I and 12 of the Agreement are incorporated herein, miuatis mutandis.

7.As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance reasonably satisfactory to Bank, the following:

(a)    this Amendment, duly executed by Borrowers;
(b)    an amount equal to all Bank Expenses incurred in connection with this Amendment and
(c)    such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

Limeade, Inc.		Comerica
By:	/s/ Tobias Davis	By:
Name:	Tobias Davis	Name:
Title:	CFO	Title:

Limeade Technologies Canada Inc
By	/s/ Tobias Davis
Name	Tobias Davis
Title	Managing Director

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

Limeade, Inc.	Comerica
By:	By:	/s/ Shane Merkord
Name:	Name:	Shane Merkord
Title:	Title:	Vice President

Limeade Technologies Canada Inc
By
Name
Title